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                                                                    Exhibit 23.2



                         [LETTERHEAD OF MOORE STEPHENS]



Our Reference:  85/25725

                                                          14 September 1999



Flextronics International Limited
2090 Fortune Drive
San Jose
CA 95131
USA



FLEXTRONICS INTERNATIONAL LIMITED


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.





/s/ Moore Stephens

Moore Stephens